SEILER POLLUTION CONTROL SYSTEMS, INC.
                 Proxy for 1996 Annual Meeting

       This Proxy is Solicited by the Board of Directors

KNOW ALL  MEN  BY  THESE  PRESENTS  that  I  (we),   the
undersigned  Stockholder(s)  of  Seiler  Pollution  Control
Systems,   Inc.   (the  "Company"),  do  hereby   nominate,
constitute and appoint Werner Heim and Alan B. Sarko or either of them (with full power to act alone), my true and lawful attorney(s) with full power of substitution, for me and in my name, place and stead to vote all the Common
Stock of said Company, standing in my name on its books on the record date, November 7, 1996, at the Annual Meeting of its Stockholders to be held at Columbus Marriott North located at 6500 Doubletree Avenue, Columbus, Ohio, on
December 12, 1996, at 10:00 a.m., local time, or at any postponement or adjournments thereof, with all the powers the undersigned would possess if personally present.

This  Proxy,  when  properly executed,  will  be  voted  as
directed  below.   In  the absence of  any  direction,  the
shares represented hereby will be voted for the election of the nominees listed and for ratification of the appointment of the auditors.

_   Please mark your votes as in this example.

1.     Election  of  Directors.   Election  of  the   three
nominees, Werner Heim, Niklaus Seiler, and Alan B. Sarko.


                       For All                       Withhold From
                     Nominees                       All Nominees
                           _                                       _

The  Board of Directors recommends a vote FOR the Nominees.
If you do not wish your shares voted FOR a particular nominee, draw a line through that person's name above.

2.    Approval of the appointment of Schneider Downs & Co.,
Inc. as independent auditor of the Company for the fiscal year ending March 31, 1997.

                    For            Against        Abstain
                         _               _              _

The Board of Directors recommends a vote FOR approval.

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before such meeting or adjournment or postponement thereof.


SIGNATURE(S)                            DATE







NOTE:   Please sign exactly as the name(s) appears  hereon.
Joint  owners  should  sign.   When  signing  as  attorney,
executor, administrator, trustee, or guardian, please give full title as such.

             SEILER POLLUTION CONTROL SYSTEMS, INC.
                     555 METRO PLACE NORTH, SUITE 100
                          DUBLIN, OH  43017


                                              November 14, 1996




Dear Stockholder:

     You are cordially invited to attend the annual meeting of stockholders which will be held in Columbus, Ohio on Thursday, December 12, 1996.
     By attending the meeting, you will have an opportunity to hear a report on the operations of your Company and to meet your directors and executives.

     The enclosed notice of the meeting and proxy statement describe the matters to be acted upon at the meeting, including the election of directors, ratification of the appointment of auditors, and transaction of such other business as may properly come before the meeting.

     Please read the proxy statement, then complete, sign, and return your proxy in the enclosed envelope. Your vote is important.

                                          Sincerely,

                                          Werner Heim
                                          Chairman of the Board and President

             SEILER POLLUTION CONTROL SYSTEMS, INC.



             NOTICE OF ANNUAL STOCKHOLDERS' MEETING





                                                 November 14, 1996



TO THE HOLDERS OF SHARES OF COMMON STOCK:

NOTICE IS HEREBY GIVEN that pursuant to the call by its Directors the regular annual meeting of stockholders of Seiler Pollution Control Systems, Inc. will be held at
Columbus Marriott North, located at 6500 Doubletree Avenue,
Columbus, Ohio, on Thursday, December 12, 1996 at 10:00 a.m., local time, for the purpose of considering and voting upon the following matters.

1.   Election  of  Directors.  To elect the three  nominees
     listed in the Proxy Statement dated November 14,  1996
     as directors.

2.   Ratification of the Board of Directors' action of  the
     selection   of   Schneider  Downs  &  Co.,   Inc.   as
     independent  auditor for the fiscal year ending  March
     31, 1997.

3.   Transaction  of  such other business as  may  properly
     come   before  the  Meeting  or  any  adjournment   or
     postponement thereof.


                               By  order  of the  Board  of Directors



                              Werner Heim
                               Chairman  of the  Board  and President

              [THIS PAGE INTENTIONALLY LEFT BLANK]

                        PROXY STATEMENT


             SEILER POLLUTION CONTROL SYSTEMS, INC.
                555 Metro Place North, Suite 100
                      Dublin, Ohio  43017


      This  Proxy  Statement is being furnished  by  Seiler
Pollution Control Systems, Inc. (the "Company"), a Delaware
corporation,  to  its stockholders in connection  with  the
solicitation  by the Board of Directors of  proxies  to  be
voted  at the Annual Meeting of Stockholders to be held  at
10:00   a.m.,  local  time,  on  December  12,  1996   (the
"Meeting"),  at  Columbus Marriott North  located  at  6500
Doubletree Avenue, Columbus, Ohio and at any postponement or adjournments thereof.

      In  the course of discussions in this Proxy Statement
of  recommendations and solicitations of votes,   the  term
"Management" refers to the Board of Directors of the Company, unless otherwise required by the context.

      The approximate date on which this Proxy Statement is first being sent or given to stockholders is November 14, 1996.

      A  COPY  OF FORM 10-K (ANNUAL REPORT) FOR THE  FISCAL
YEAR  ENDED  MARCH 31, 1996, FILED WITH THE SECURITIES  AND
EXCHANGE  COMMISSION BY THE COMPANY,  MAY  BE  OBTAINED  BY
STOCKHOLDERS WITHOUT CHARGE BY WRITTEN REQUEST TO  ALAN  B.
SARKO,  VICE  PRESIDENT, SEILER POLLUTION CONTROL  SYSTEMS,
INC., 555 METRO PLACE NORTH, SUITE 100, DUBLIN, OHIO 43017.

Voting, Proxy Solicitation and Revocation

      Your proxy is solicited by the Board of Directors of the Company for use at the Meeting.

      If  the  enclosed  proxy  is  properly  executed  and
returned  prior  to or at the Meeting, and is  not  revoked
prior  to or at the Meeting, all shares represented thereby
will  be voted at the Meeting as specified in the proxy  by
the persons designated therein.  If a signed proxy card  is
returned  and  the  stockholder has made no  specifications
with  respect to voting matters, the shares will  be  voted
"FOR"  the election of the nominees as directors and  "FOR"
ratification  of  the  auditor.   Abstentions  and   broker
non-votes  are  counted  only for purposes  of  determining
whether a quorum is present at the Meeting, but will not be
considered as votes cast with respect to any matter  as  to
which  the  abstention  or  non-vote  is  indicated.    The
solicitation  of proxies will be by mail, but  proxies  may
also  be solicited by telephone, telegraph or in person  by
officers  and other employees of the Company.   The  entire
cost  of  this  solicitation will be borne by the  Company.
Should  the  Company, in order to solicit proxies,  request
the   assistance  of  banks,  brokerage  houses  and  other
custodians, nominees or fiduciaries, the Company will reimburse such persons for their reasonable expenses in forwarding the proxies and proxy material to the beneficial owners of such shares. A stockholder may revoke his proxy by a later proxy or by delivery of notice of revocation to the President, in writing, at any time prior to the date and time of meeting or in open meeting. Attendance at the Meeting will not in and of itself revoke a proxy.

Shares Entitled to Vote

     The Board of Directors has fixed the close of business
on   November  7,  1996,  as  the  record  date   for   the
determination of stockholders entitled to notice of and to vote at the Meeting. At the close of business on such date, there were outstanding and entitled to vote at the Meeting [16,425,569] shares of Common Stock, par value
$.0001 per share. Each outstanding share is entitled to one vote at the Meeting for all items set forth in the Notice. Cumulative voting for the nominees for director is not permitted.

Principal Beneficial Owners of Common Stock

      As of the November 7, 1996 record date, the following person was the only person or group of persons known to the Company to be the beneficial owner of more than five percent of the Company's common stock. Such person has beneficial ownership of the shares and has sole voting power and sole investment power with respect to the number of shares beneficially owned.



Name and Address of                         Amount and Nature of             Percent
Beneficial Owner                            Beneficial Ownership          of Class (1)

PTI Management AG (2)                          2,270,000                   13.97%
Witikoenstrasse 311B
CH-8053
Zurich, Switzerland


<F1>



(1) On the basis of [19,472,641] shares outstanding on November 7, 1996, the record date.

(2)  PTI  Management AG is a Swiss corporation whose shares
     are  issued  solely  in  bearer  name.   Werner  Heim,
     Chairman  of  the  Company's Board  of  Directors  and
     President of the Company, is a "control" person of PTI
     Management  AG, but he disclaims beneficial  ownership
     of any such shares.

</F1>

     In addition, the only other record holder known by the Company to hold more than five percent of the Company's
Common  Stock  is  Cede & Co., P.O. Box 20,  Bowling  Green
Station, New York, New York  10004.  As of the record  date
Cede & Co. held a total of [15,368,539] shares of the Company's Common Stock, which represented [78.92%] of the total number of shares outstanding. Cede & Co. is a nominee of the Depository Trust Company, which held such shares of record on behalf of various of its customers.
The names of the beneficial owners of the shares held by those stockholders are unknown to Management.

                       PROPOSAL NUMBER 1

                     Election of Directors

     The Directors are elected annually by the stockholders
of  the  Company.  The Certificate of Incorporation of  the
Company provides that the number of Directors authorized to
serve  until the next annual meeting of stockholders  shall
be  the  number established in the Company's  Bylaws.   The
Bylaws  provide that the Board of Directors  by  resolution
shall fix the number of directors.  In accordance with  the
Bylaws,  the  Board has fixed the number  of  directors  at
three.   In accordance therewith, a total of three  persons
have been designated by the Board as nominees for election at the Meeting and are being presented to the stockholders for election. The directors to be elected at the Meeting shall be determined by a plurality vote of the shares represented in person or by proxy, entitled to vote at the Meeting.

      The Bylaws of the Company permit the Board of Directors by a majority vote, between annual meetings of the stockholders, to increase the number of directors and to appoint qualified persons to fill the vacancies created thereby.

     The persons named below are being proposed as nominees
for election as directors for the term expiring at the next
annual  meeting  to  be  held  in  1997,  and  until  their
successors  are  elected  and  qualify.   Each  person   is
currently a director of the Company. The persons named in the enclosed proxy intend to vote for such nominees for election as directors, but if the nominees should be unable to serve, proxies will be voted for such substitute nominees as shall be designated by the Board of Directors to replace such nominees. It is believed that each nominee will be available for election. The names of the nominees for election and certain information as to each of them are as follows:

    Name     Date          Principal                    Director       Number of        Percent
              of           Occupation During            Since            Common          of
            Birth          Past Five Years and                             Shares            Shares
                           Other Directorships(a)                     Beneficially     Outstanding
                                                                                            Owned on
                                                                                           [11/7/96](b)
 Werner     10/6/33       Chairman of the                1993            615,500(1)      3.16%
 Heim(c)                   Company since June
                                 1993, President
                                 since March 1995,
                                 and Secretary from
                                 1994 until May
                               . 1996; president of
                                 SEPC AG, a
                                 subsidiary of the
                                 Company, since its
                                 inception in
                                 November 1993; from
                                1991 to 1993, he
                                served as
                                industrial
                                consultant/business
                                development for (a)
                                Clearwater Ltd., a
                                firm engaged in
                                biological clean-up
                                of oil spills, (b)
                                Seiler SHT, a firm
                                engaged in high
                                temperature waste
                                vitrification, (c)
                                Set AG, a firm
                                specializing in
                                insulating,
                                security, and high
                                temperature glass
                                production, and (d)
                                Odessa, Inc., a
                                firm engaged in
                                food production and
                               distribution in
                               Odessa, Ukraine;
                               from 1988 to 1991
                               Mr. Heim served as
                               chairman of
                               Biopore, Ltd., a
                               U.S. based company
                               then engaged in a
                               joint venture with
                               the French
                              government and
                              others with respect
                              to microfiltration
                              research and
                              development
 Niklaus                 Vice President-             1994            300,000 (1)     1.54%
 Seiler      7/23/37   Systems Research
                               Development of the
                               Company since
                               January 1996;
                               president and chief
                               executive officer
                               of Seiler Patent AG
                               since 1995, a
                               company engaged in
                               vitrification
                               systems development
                               and operations for
                               waste processing.
                               Mr. Seiler has also
                               been associated
                               with (a) Seiler HT
                               AG, founder (since
                               1993) and director,
                               engaged in the
                               manufacture,
                               fabrication, and
                               engineering of high
                               temperature
                               vitrification
                               systems, (b) N&H
                               Seiler Pumpenbau,
                               founder (1974-
                               1993), engaged in
                               the manufacture,
                               fabrication, and
                               engineering of
                               pumps, and (c)
                               Seiler
                               Montageunternehmon,
                               founder (1969-
                               1974), engaged in
                               the fabrication
                               business.  Mr.
                               Seiler is the
                               holder of the Swiss
                               patent for the High
                              Temperature
                              Vitrification
                              System, which is
                              the basis for the
                              Company's
                              proprietary system.
 Alan B.   2/20/48      Vice President of                 1995            300,000 (1)     1.54%
 Sarko                    the Company since
                              March 1995;
                              Secretary,
                              Treasurer, and
                              Chief Financial
                              Officer since May
                              1996; from February
                              1994 until March
                              1995, Mr. Sarko was
                              employed by the
                              Company as director
                              of marketing and
                              environmental
                              affairs.  Prior
                              thereto from June
                              1984 to February
                              1994 Mr. Sarko
                              served as director
                              of marketing and
                              environmental
                              compliance for
                              Inorganic Recycling
                              Corporation.





<F2>


(a) The business experience of each director during the past five years was that typical to a person engaged in the principal occupation listed for each.

(b) The information under this caption regarding ownership of securities is based upon statements by the individual nominees, directors, and officers.

(c)   PTI  Management  AG, of  which  Mr.  Heim  is  a
"control"    person,   owns   2,270,000   shares    or
approximately  13.97%  of  the  Company's  outstanding
common stock.  Mr. Heim disclaims beneficial ownership
of any such shares.

(1) Except for 500 shares owned by Mr. Heim, represents shares under option from the Company's stock option plan which are exercisable within sixty days.

</F2>

                  Executive Officer of Seiler

      The  following  presents  information  regarding  Dr.
Gerold  Weser,  Vice President-European Operations  of  the
Company  and president of the Company's subsidiary,  Seiler
TSB.   As  an  executive officer, Dr. Weser serves  at  the
pleasure  of the Company's board of directors.  Dr.  Weser,
age 50, has been vice president of the Company in charge of
its European operations since January 1996.  His employment
with  Seiler  began in January 1995.  From  1993  until  he
joined  the  Company, Dr. Weser served as  chief  executive
officer  and  administrator of Dr. Weser &  Partner.   From
August  1990  until  July  1993,  Dr.  Weser  was  managing
director  of  Centralsug, Hamburg/Stockholm,  Sweden.   Dr.
Weser  received Vordiploma (B.A.) in Chemistry and  Physics
from   Technical   University   of   Karlsruhe   in   1969.
Subsequently,  he  attended  the  University   of   Oxford,
England, and the University of Marburg, Germany, where he received Diplomas in Chemistry and Physics, respectively.
In 1978, he received his Dr. Rer. natl. (Ph.D.) from the Institute for Physical Chemistry, University of Marburg.
Since then, Dr. Weser has worked for companies in the field of environmental processing and handling and has planned, coordinated and implemented many recycling projects, such as recycling of refrigerators (FHC) and electronic waste.
Dr. Weser has vast experience in waste water treatment and air pollution control systems, as well. Dr. Weser owns options to purchase 200,000 shares.

      All directors and executive officers as a group beneficially owned 1,515,500 shares (except for 500 shares owned by Mr. Heim, all in the form of stock options) as of [November 7, 1996,] which represented 7.78% of total shares outstanding, including options exercisable within sixty days.

    Section 16(a) Beneficial Ownership Reporting Compliance

      Directors,  executive officers,  and  any  beneficial
owner  of  more than 10% of a company's stock  must,  under
Section 16(a) of the Securities Exchange Act of 1934,  file
certain periodic reports of changes in beneficial ownership
of  Company  securities.  The Company endeavors  to  assist
directors  and  executive officers in filing  the  required
reports.    To   the   Company's   knowledge   all   filing
requirements under the Securities Exchange Act during the fiscal year ended March 31, 1996 were satisfied.

           Board Meetings and Committees of the Board

      During  the fiscal year which ended March  31,  1996,
there  were  two meetings of the Board of Directors.   Each
incumbent director attended at least 75% of the meetings of
the  Board.  The Company has no standing audit, nominating,
and   compensation  committees.   The  Board  of  Directors
performs all of the functions that might otherwise be performed by such committees.

             Compensation of Directors and Officers

Board of Directors Fees

      For the fiscal year ended March 31, 1996, members  of
the  Board  of  Directors  did not  receive  any  fees  for
attending   meetings  of  the  Board  of  Directors.    The
Company's  policy is to reimburse Board members  for  their
expenses  incurred to attend Board meetings.   Officers  of
the Company, who are also Directors, do not receive any fees.

Executive Compensation

      The following table sets forth information concerning
the   chief  executive  officer  of  the  Company  and  the
Company's executive officers whose total annual salary and bonus exceeded $100,000 for the fiscal year ended March 31, 1996.

     SUMMARY COMPENSATION TABLE


                                             Annual Compensation                Long Term
                                                                                Compensation Awards
                                                                                Securities
Name and                                                        Other Annual     Underlying           All Other
Principal Position                        Year(1)  Salary      Compensation(4)   Options(#)           Compensation(5)

Werner Heim, Chairman, CEO,                1996    $150,000                      300,000                 0
   President(2)                            1995     121,002                            0                 0
                                           1994      23,747                      315,000                 0

Alan B. Sarko, Vice President,             1996     105,000                      200,000             5,250
   Secretary(3)

<F3>

(1) For the fiscal year ended March 31 of the year listed below.

(2) Became an executive officer in August 1994.

(3)  Joined the Company in February 1994.   Became  an
executive officer in March 1995.

(4) Individual amounts are not material.

(5)  Pension benefits.

</F3>

Option Grants Information

      The  following table presents information  concerning
grants  of stock options made during the fiscal year  ended
March  31,  1996  to each executive officer  named  in  the
Summary  Compensation Table above.  The amounts  shown  for
each   of   the  named  executive  officers  as   potential
realizable   values   are  based  on  arbitrarily   assumed
annualized rates of stock price appreciation from the  date
of  grant  of  such stock options of five percent  and  ten
percent over the full seven-year term of the options, which
would  result  in stock prices of approximately  $2.95  and
$4.09,  respectively.  No gain to the optionees is possible
without  an  increase in the stock price from the  date  of
grant  of such options.  These potential realizable  values
are   based   solely  on  arbitrarily  assumed   rates   of
appreciation   required  by  applicable  SEC   regulations.
Actual gains, if any, on option exercises and common stockholdings are dependent on the future performance of Seiler Common Stock. There can be no assurance that the potential realizable values shown in this table will be achieved.


        OPTION GRANTS IN LAST FISCAL YEAR
                                                                                Potential Realizable Value
                                                                                At Assumed Annual Rates
                                                                                of  Stock Price Appreciation
                                        Individual Grants                       for Option Term (2)

                 # of
                Securities       % of Total
                Underlying    Options Granted       Exercise
                Options          to Employees         Price
Name            Granted(1)     in Fiscal  Year       ($/Sh)   Expiration Date       5%            10%
Werner   Heim    300,000             27.3%            $2.10     12/31/2002       $256,473       $597,692
Alan B. Sarko    200,000             18.2%            $2.10     12/31/2002       $170,982       $389,461


<F4>
(1) Non-qualified options were granted at 85% of the fair market value on the date of grant.

(2)         The potential realizable value of each grant of
  options,   assuming  that  the  market   price   of   the
  underlying  security appreciates in value from  the  date
  of  grant to the end of the option term, is presented  at
  the  indicated   annualized rates.   The  assumed  growth
  rates   in   price  in  the  Company's  stock   are   not
  necessarily indicative of actual performance that may  be
  expected.   The  amounts  are net  of  the  cost  by  the
  executive to exercise such options.
</F4>

Aggregate  Option Exercises in Last Fiscal Year and  Fiscal
Year-End Option Values

      The following table presents information concerning the exercise of stock options during the fiscal year ended March 31, 1996 by each executive officer named in the Summary Compensation Table above, and the value at March 31, 1995, of unexercised options. Value of unexercised, in-the-money options at fiscal year-end is the difference between their exercise prices and the fair market value of the underlying stock on March 29, 1996, which was $5.203125 per share. These values, unlike the amounts set forth in the column headed "Value Realized," have not been realized at the date of this proxy statement and may never be
realized.   The underlying options have not been  exercised
at the date of this proxy statement and may never be exercised; and actual gains, if any, on exercise will depend on the value of Seiler Common Stock on the date of exercise. There can be no assurance that these values will be realized.

        AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
               AND FISCAL YEAR-END OPTION VALUES

                                                            Number  of  Securities   Value of Unexercised
                                                            Underlying Unexercised   In-the-Money Options
                                                            Options at FY-End        at FY-End(2)

                    Shares Acquired                         Exercisable/             Exercisable/
Name                 on Exercise        Value Realized(1)   Unexercisable            Unexercisable
Werner Heim               0                 0                 615,000/-0-            $1,460,672/-0-
Alan B. Sarko             0                 0                 300,000/-0-             1,013,438/-0-


<F5>
(1) Represents the difference between the fair market value of the securities underlying the options and the exercise price of the options on the date of exercise.

(2)  Represents  the  difference between  the  fair  market
     value of the securities underlying the options and the
     exercise price of the options at March 31, 1996.   The
     average  of the high and low trading prices  on  March
     29, 1996 was $5.203125.

</F5>

Retirement Plan

      On  January 1, 1994 the Company adopted a  Simplified
Employee  Pension Plan ("SEP") for the benefit of  eligible
employees.  The SEP enables the employees to contribute  up
to a maximum of 10% of base salary through salary reduction
and requires the Company to make a contribution equal to 5%
of   the   employee's  base  salary.    See   the   Summary
Compensation Table above for amounts contributed by the Company to officers of the Company under the SEP.

Employment Contracts, Termination of Employment, and Change in Control Agreements

      On  June  29, 1996 the Company entered into five-year
employment agreements with Messrs. Heim, Sarko, Seiler, and
Weser.  The agreements are effective as of January 1,  1996
and  terminate  on January 1, 2001.  Each of  the  officers
will  be compensated at a base salary of $150,000 per year.
The  agreements provide for the base salary to be increased
on an annual basis equal to the greater of 5% or the annual
inflation  percentage of the consumer  price  index.   Each
agreement  includes a bonus feature whereby each respective
executive officer will receive a cash bonus based upon  the
Company's annual operating profit, as defined, ranging from
1%  if  such operating profit is between $3 million and  $5
million  to .25% if the operating profit is more  than  $50
million.   The  agreements also provide  change-in-control,
confidentiality, and covenant-not-to-compete provisions.

      The  change-in-control provisions with  each  of  the
Company's  executive officers provide in general  that,  in
the  event that the Company is acquired by another  company
or  any  of certain other changes in control of the Company
should   occur  and  results  in  the  executive  officer's
employment with the Company being terminated without  cause
or   his   salary   being  reduced   or   his   duties   or
responsibilities  being changed (except by  promotion),  he
will  be  entitled to receive severance pay equal to  three
times  a  base  amount.  An executive's "base  amount"  for
these purposes is his annual compensation includible in his
gross  income for federal income tax purposes,  as  of  the
date of termination or as of the date immediately preceding
the change in control, whichever is higher and will include
his   base   salary,  non-deferred  amounts  under   annual
incentive benefits, long-term performance benefits, profit sharing plan benefits, retirement plan benefits, stock option plan benefits, the value of all perquisites, and the value of distributions for all previously deferred amounts for such executive under any benefit plan during the term of the agreement.

Compensation Committee Interlocks and Insider Participation

      The Company has no compensation committee; rather the
Company's  Board of Directors performs the  functions  that
would  otherwise be performed by a compensation  committee.
Mr.  Heim,  chairman  of the board  and  president  of  the
Company,  Mr.  Sarko, vice president, secretary,  treasurer
and chief financial officer of the Company, and Mr. Seiler,
vice president of the Company, serve on the Company's Board
of  Directors.   As  members  of  the  Company's  Board  of
Directors and in view of the fact that the Company does not have a compensation committee, Messrs. Heim, Sarko, and Seiler participate in deliberations concerning executive officer compensation.

      PTI  Management  AG, a principal stockholder  of  the
Company  and a firm in which Mr. Heim is a control  person,
has  from time to time loaned the Company sums of money  on
an   interest-free  basis.   The  principal  sum  due   and
outstanding, as of September 30, 1996 was $89,085.   These
monies are due and payable December 31, 1997. Mr. Heim has loaned the Company, as of September 30, 1996, the sum of $1,755,825 on an interest-free basis with the understanding that such amounts are to be repaid on a mutually agreeable future date. The Company has paid during the year ended March 31, 1996 to its sole supplier, Seiler HT AG, a total of $9,720,132 towards the purchase of its initial High Temperature Vitrification System. Seiler HT on behalf of the Company constructs System plants, tests the System, and performs research and development services on an ongoing basis. Mr. Seiler is the founder and a director of Seiler HT AG.

Compensation Committee Report on Executive Compensation

      Since  the  Company  does  not  have  a  compensation
committee,  the Board of Directors performs  all  functions
regarding    the    determination,    establishment,    and
administration of the Company's compensation  and  benefits
policies.  In this regard the Board establishes the  nature
and  extent of executive compensation, including the  terms
and conditions of employment agreements with executives and
the   Company's  executive  bonus  program,  awards   stock
options,  and determines the terms of the CEO's  and  other
executive  officers'  employment.  The Company's  executive
compensation program is designed to motivate,  reward,  and
retain the management talent needed to achieve its business
objectives.  Recognizing that the Company is in  the  early
stages  of  its  operations, with such limitations  as  its
business  operations have therefore imposed, the Board  has
focused  more  on  offering a greater degree  of  incentive
compensation  to  the officers for their accomplishment  of
Company  objectives.   The  Board  has  designed  a   total
compensation package that includes a base salary, an annual
incentive  plan, and a stock option plan.   The  Board  has
strived to set base salaries that are commensurate with the
individual's  responsibility, experience, and  contribution
to the Company, and to ensure that salaries are competitive
within  the industry so as to be able to attract and retain
highly  qualified executives; additionally, the  Board  has
adopted   a   pay-for-performance  incentive   compensation
program.   The  program is designed to make  a  substantial
component  of executives' potential compensation  dependent
upon  increased stockholder return, by providing bonus  and
option  incentives  to  achieve  short-term  and  long-term
objectives,  by  rewarding  exceptional  performance   that
contributes to the value of the Company's business, and  by
utilizing  competitive  base  salaries  that  recognize   a
philosophy  of  promoting executive  stability  and  career
continuity.   Compensation  decisions for  all  executives,
including the chief executive officer and the other named executives, are based on the same criteria.

       The  Company's  executive  compensation  program  is
comprised   of  both  fixed  (base  salary)  and   variable
(incentive)  compensation elements.  Variable  compensation
consists of annual cash incentives and stock option grants.
Management   of   the   Company  believes   that   variable
compensation should be based both on short-term  and  long-
term  measurements  and be directly  and  visibly  tied  to
Company  performance, thereby introducing substantial  risk
and   reward   elements  with  respect  to  the  particular
executive in the payout level of the incentive plan. It is expected that total compensation will vary annually, based on Company and individual performance.

      Base  Salary.  A competitive base salary is vital  to
support the philosophy of management development and career
orientation of executives and is consistent with the  long-
term nature of the Company's business.  In recognizing  the
early  development  of  the Company's  operations  and  its
modest  financial  resources, the  Company  has  based  its
compensation  criteria for its chief executive  officer  on
the   Company's   subjective  evaluation   of   the   CEO's
performance.   In this regard, the Company paid  Mr.  Heim,
its  chief  executive officer, the amounts it  believed  it
could  afford during fiscal years ended March 31, 1994  and
1995  while at the same time taking into account the  level
of  compensation  expressed by Mr. Heim in his  discussions
with the Company.  The Company raised Mr. Heim's salary for
each  of the fiscal years ended March 31, 1995 and 1996  in
recognition  of his efforts in establishing  the  Company's
operations  in  the  U.S.  and in enhancing  the  Company's
operations  in  Europe, and noted especially  his  start-up
efforts  regarding the operations in Germany.  On June  29,
1996   the   Company  entered  into  five-year   employment
agreements  with  Messrs. Heim, Sarko, Seiler,  and  Weser.
The  base salaries established in the employment agreements
were  determined as a result of Board consideration of  the
various  employment  and  business objectives  referred  to
above  and  in direct negotiations between the Company  and
the  respective executive.  The salaries of each executive,
including  that  of  the  chief  executive  officer,   were
determined  based  upon  the competitive  salary  framework
referred  to above while taking into account the  Company's
financial  condition and capital resources and Management's
desire  to  place  more emphasis at the present  time  upon
offering  greater performance incentives.  The salaries  of
the   chief  executive  officer  and  the  other  executive
officers  were  based upon the Board's judgment  concerning
the  Company's financial resources and the chief  executive
officer's  and  the  other executive  officers'  individual
contributions to the Company's business, Board  expectation
of  each officer's successful achievement of Company goals,
their  respective  levels  of  responsibility,  and  career
experience.  Although none of these factors has a  specific
weight,  primary consideration was given to  the  Company's
finances and the respective officer's, including the  chief
executive  officer's,  individual  contributions   to   the
Company's  business.   No particular formulas  or  measures
were used.

      Bonus  Incentive  Program.  A major  feature  of  the
respective employment agreements of the Company's executive
officers is the bonus incentive program.  Short-term awards
to  executives are granted in cash as bonuses.   The  bonus
provisions  in  the executives' employment agreements  have
established  objective business performance criteria,  that
being the Company's annual operating profit, as defined  in
the agreements.  In establishing  these criteria, the Board
considered  the present condition and future  prospects  of
the  Company's business and its operational objectives  and
goals.   The  specific bonus opportunity is dependent  upon
the  Company's achievement of its operational goals,  which
will  reflect the individual performance of each  executive
officer  and  the  accomplishment of  each  such  officer's
individual  goals and responsibilities.  Assessment  of  an
individual's  relative performance is made annually.   Upon
the accomplishment of such goals, the named officer would be entitled to receive cash payments. This bonus feature was negotiated by the parties and the Board as a part of their respective plenary compensation packages.

      Stock  Option  Plan.  The Board believes  that  stock
ownership by the Company's executive officers will  develop
a  commonality  of interest between the executive  officers
and  the  Company's stockholders.  Stock options have  been
the  primary  long-term incentive vehicle  granted  to  the
Company's  executive officers.  The Board believes  that  a
significant  portion  of the Company's executive  officers'
compensation should be dependent upon value created for the
stockholders.    Options  are  an   excellent   method   to
accomplish this by tying the executives' interests directly to the stockholders' interests. The number of options that the Board grants is based upon individual performance and level of responsibility.

      In  order  to  provide long-term  incentives  to  key
employees, including executive officers, to encourage stock
ownership  by key officers, and to retain and motivate  key
officers  to  further stockholder returns, the Company  has
adopted  a stock option program.  Management believes  that
stock  options,  which provide value to  participants  only
when  the  Company's stockholders benefit from stock  price
appreciation,  are  an  important  part  of  the  Company's
executive compensation program.  The number of options held
by  an  officer at any particular time is not a  factor  in
determining individual grants.  With respect to the options
granted  to Mr. Heim and the other executive officers,  the
Board  chose  to  award  a substantially  large  number  of
options  that would afford the executive officers a  strong
long-term   incentive   to  advance   the   interests   and
profitability  of the Company, thereby creating  additional
stockholder  value resulting from the appreciation  of  the
Company's  stock, and to become significant owners  of  the
Company.   Options are granted at no less than 85%  of  the
fair  market  value of the Company's stock at the  time  of
grant.   Management believes that the market price  of  the
Company's  stock  will  reflect the  Company's  operational
performance.   Since an option gives the officer  only  the
right to purchase the option shares at a fixed price over a
future  period,  the compensation value is derived  by  the
incentive  to  increase stockholder value  in  the  future,
hence  the motivation to improve the Company's performance.
The  Board's long-term incentive awards reflect the Board's
judgment of the respective executive's overall contribution
as  an  officer.  In making this determination,  the  Board
considered   the  complex  and  long-term  nature  of   the
Company's business. Narrow quantitative measures are not viewed as sufficiently comprehensive for this purpose.

Werner Heim
Alan Sarko
Niklaus Seiler
Members of the Board of Directors

Performance Graph

      The  following  graph compares the  cumulative  total
shareholder return (i.e., market price change of the  stock
and  reinvestment of cash dividends, although  the  Company
has  never  paid  a cash dividend) on the Company's  Common
Stock  against  the cumulative total return of  the  NASDAQ
Stock  Market  (US  Companies) Index and the  NASDAQ  Stock
Market   (Non-Financial  Companies)   Index.    The   stock
performance  graphs  assume  that  $100  was  invested   on
December  31,  1993.   The Company's stock  was  registered
under  the  Securities Exchange Act of 1934 on December  8,
1993.   The Company received approval on January  31,  1994
for  the listing of its Common Stock on the NASDAQ SmallCap
Market.  Prior thereto, its Common Stock was traded in  the
over-the-counter market and its stock prices were reflected
in  the National Quotation Data Service ("pink sheets") and
in  the  Electronic Over-the-Counter Bulletin  Board.   The
graph  further  assumes the reinvestment of dividends  into
additional shares of the same class of equity securities at
the  frequency  with  which  dividends  are  paid  on  such
securities during the relevant fiscal year.  In view of the
relatively  short  period of time the Company's  stock  has
been  registered under the Securities Exchange Act of 1934,
the  following graph is plotted on a quarterly  basis  from
December  31, 1993 through June 30, 1996 as marked  on  the
horizontal  axis.   Each  of  the  referenced  indices   is
calculated    in    the    same    manner.     Both     are
market-capitalization-weighted indices, so companies judged
by  the  market to be more important (i.e., more  valuable)
count for more in both indices.  The graph is presented  in
accordance   with   SEC  requirements.   Stockholders   are
cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance. The indices are included for comparative purposes only and do not necessarily reflect management's opinion that such indices are an appropriate measure of performance of Seiler Common Stock.

    COMPARISON OF CUMULATIVE TOTAL RETURN AMONG SEILER
                         POLLUTION
 CONTROL SYSTEMS, INC., THE INDEX FOR NASDAQ NON-FINANCIAL
 STOCKS, AND THE NASDAQ STOCK MARKET (US COMPANIES) INDEX.



























Company/Index 12/31/93 3/31/94 6/30/94 9/30/94 12/31/94 3/31/95  6/30/95 9/30/95 12/31/95 3/31/96 6/30/96
Seiler          $100    $78.26  $42.26  $50.00  $56.00  $ 22.78  $ 57.06 $ 34.24 $ 35.87  $ 91.30 $ 97.83
Nasdaq (U.S.)    100     95.79   91.32   98.88   97.77   106.56   121.89  136.57  138.23   144.67  166.50
Nasdaq (Non-Fin) 100     95.20   87.79   96.49   96.15   104.31   120.62  134.47  133.98   140.69  153.06


Stock Option Plans

     The Board of Directors has adopted non-statutory stock
option plans (the 1993 Non-Statutory Stock Option Plan, the
1994   Non-Statutory  Stock  Option  Plan,  the  1995  Non-
Statutory  Stock  Option  Plan and the  1996  Non-Statutory
Stock  Option  Plan)  and has reserved 1,000,000,  500,000,
1,000,000,   and   2,000,000  shares   under   the   plans,
respectively,  for  issuance to key  employees,  directors,
advisers, and consultants.  Options are nontransferable and
are  exercisable during a term of not more than  ten  years
from  the date of grant.  The options are issuable in  such
amounts, at such prices, and upon such terms and conditions
as  determined by the Board of Directors, except  that  the
option price of each grant may not be less than 85% percent
of  the  fair  market value of such shares on the  date  of
grant.   As of the record date, all options under the  1993
plan  have  been  granted, including  a  total  of  315,000
options  to Mr. Heim; a total of 425,000 options  has  been
granted pursuant to the 1994 plan, including 100,000 to Mr.
Sarko; all of the options have been granted under the  1995
plan,  including 300,000 options to Mr. Seiler, and 200,000
options  to each of Messrs. Heim, Sarko, and Weser;  and  a
total of 650,000 options have been granted pursuant to  the
1996  Plan,  none  to affiliates of the Company.   See  the
Summary Compensation Table and the accompanying stock option tables presented above.

Related Party Transactions

      PTI Management AG, a principal stockholder of the Company and a firm in which Mr. Heim, the Company's
Chairman of the Board of Directors and President, is a control person, has from time to time loaned the Company sums of money on an interest-free basis. The principal sum due and outstanding, as of September 30, 1996 was $89,085.
These monies are due and payable December 31, 1997.

      Additionally, Mr. Heim has individually loaned funds to the Company; as of September 30, 1996 the sum of $1,755,825 was outstanding on an interest-free basis with the understanding that the loan is to be repaid to Mr. Heim on a future mutually agreeable date.

      The Company has paid during the year ended March  31,
1996  to  its  sole  supplier, Seiler HT  AG,  a  total  of
$9,720,132  towards  the  purchase  of  its  initial   High
Temperature Vitrification System. Seiler HT on behalf of the Company constructs System plants, tests the System, and performs research and development services on an ongoing basis. Mr. Niklaus Seiler, a vice president and a director of the Company, is the founder and a director of Seiler HT
AG.

                       PROPOSAL NUMBER 2

Proposal to Ratify the Board of Directors Action in Selection of
Schneider Downs & Co., Inc. as Independent Auditor for the Compa ny

     The Board of Directors has appointed Schneider Downs &
Co.,  Inc.,  independent certified public  accountants,  as
auditor  of the Company to examine the financial statements
for the fiscal year ending March 31, 1997.  Schneider Downs
&  Co.,  Inc. was retained as the Company's auditor in  May
1996  and  in that capacity audited the Company's financial
statements for the fiscal year ended March 31,  1996.   The
firm has no relationship with the Company except the existing professional relationship of independent auditor.

      Ratification of the employment of Schneider  Downs  &
Co., Inc. will require the affirmative vote of the holders of a majority of the shares represented at the Meeting in person or by proxy and entitled to vote. The Board of Directors recommends a vote FOR Proposal Number 2. In the event the stockholders fail to ratify this employment, it will be considered as a directive to the Board of Directors to select other auditors for the current year.

      Representatives of Schneider Downs &  Co.,  Inc.  are
expected  to  be  present  at the Meeting,  will  have  the
opportunity to make a statement if they choose, and will be
expected   to   be  available  to  respond  to  appropriate
questions.

      Bederson  &  Company  LLP, the Company's  independent
auditors  for  its fiscal years ended March  31,  1995  and
1994,  resigned as the Company's auditors on May 10,  1996.
The  report  of  Bederson & Company LLP  on  the  Company's
financial  statements for the fiscal years ended March  31,
1995  and  1994  did not contain an adverse  opinion  or  a
disclaimer  of opinion nor were the opinions  qualified  or
modified  as  to  uncertainty, audit scope,  or  accounting
principles.  During the Company's fiscal years ended  March
31,  1996  and  1995 and the interim period  preceding  the
resignation  of  Bederson  & Company  LLP,  there  were  no
disagreements  between the Company and Bederson  &  Company
LLP  on  any  matter of accounting principles or practices,
financial   statement   disclosure,   or   auditing   scope
procedure.

Stockholder Proposals

      The Company anticipates that the 1997 Annual Meeting will be held on July 10, 1997 and that the proxy materials for the 1997 Annual Meeting will be mailed on or about June 10, 1997. If any security holder wishes a proposal to be considered for inclusion in the 1997 Proxy Statement, this material must be received by the Chief Executive Officer no later than March 12, 1997.

Other Matters

      Management  does not know of any other matters  which
may  come  before  the Meeting.  However,  if  any  matters
properly  come before the Meeting, it is the  intention  of
the  persons named in the enclosed proxy to vote such proxy
in  accordance  with the recommendations of  the  Board  of
Directors.   It  is  important  that  proxies  be  returned
promptly.   Therefore, stockholders who do  not  expect  to
attend  in person are urged to mark, date, sign and  return
the   enclosed  proxy  in  the  accompanying  postage  paid
envelope.

                         By  Order  of the  Board  of Directors




                         Werner Heim
                         Chairman  of  the  Board  of Directors
                          and President

Dated:  November 14, 1996